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              EXHIBIT 5     OPINION OF MULDOON MURPHY AND FAUCETTE LLP





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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]







                                  July 1, 2002




Board of Directors
Connecticut Bancshares, Inc.
923 Main Street
Manchester, Connecticut 06040

        Re: Issuance of 843,750 Shares of Common Stock Pursuant to the Connecticut Bancshares, Inc. 2002 Equity Compensation Plan

Ladies and Gentlemen:

        We have been requested by Connecticut Bancshares, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 843,750 shares of the Company's Common Stock, $.01 par value (the "Shares"). The Registration covers 843,750 Shares that may be issued pursuant to the Connecticut Bancshares, Inc. 2002 Equity Compensation Plan (the "Plan"), which awards may consist of options to purchase shares of Common Stock or grants of restricted stock, although no more than 168,750 Shares may be distributed as restricted stock awards. The registration of the Shares is being effected on Form S-8 under the Securities Act of 1933.

        We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

        Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

        The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:





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Board of Directors
July 1, 2002
Page 2

        (a) Subsections C.3 and C.6 of Article FOURTH which grant the Board the authority to construe and apply the provisions of that Article and subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

        (b) Article NINTH which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

        This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

        We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


                                            Very truly yours,

                                            /s/ Muldoon Murphy & Faucette LLP

                                            MULDOON MURPHY & FAUCETTE LLP